UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39130	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2025, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of TELA Bio, Inc. (the “Company”), the Company’s stockholders approved the amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2019 Equity Incentive Plan (the “A&R 2019 Plan”) to, among other things, increase the authorized shares issuable under the A&R 2019 Plan by 3,500,000 shares and eliminate the “evergreen” provision. The Plan Amendment previously had been approved, subject to stockholder approval, by the Board of Directors of the Company (the “Board”). The Plan Amendment became effective immediately upon stockholder approval at the Annual Meeting.

A description of the material terms of the Plan Amendment is contained in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 17, 2025 (the “Proxy Statement”). The foregoing description of the Plan Amendment and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2025, the Company held its Annual Meeting. As of April 8, 2025, the record date for the Annual Meeting, there were 39,554,771 outstanding shares of the Company’s common stock, par value $0.001 per share. The Annual Meeting was conducted virtually, and the following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting, which are described in detail in the Company’s Proxy Statement.

(a)            Proposal 1 - Election of Class III Directors. Each of Jeffrey Blizard, Vince Burgess and Federica O’Brien were elected to the Board to serve as Class III directors until the 2028 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal, as follows:

Name	For	Withheld	Broker Non-Votes
Jeffrey Blizard	22,577,899	6,713,063	4,622,786
Vince Burgess	9,750,796	19,540,166	4,622,786
Federica O’Brien	14,780,934	14,510,028	4,622,786

(b)            Proposal 2 - Ratification of Independent Registered Public Accountant. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year was ratified, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,844,686	13,613	2,055,449	-

(c)            Proposal 3 - Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,027,238	6,261,710	2,014	4,622,786

(d)            Proposal 4 - Approval, on a non-binding advisory basis, of the preferred frequency of future advisory votes on the compensation of the Company’s named executive officers. The stockholders approved, on a non-binding advisory basis, the preferred frequency of future advisory votes on compensation of the Company’s named executive officers, as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
26,943,850	13,012	31,260	2,302,840	4,622,786

In light of the voting results, and consistent with the recommendation of the Board, the Company will include a non-binding advisory vote on executive compensation in its proxy materials every year until the next required vote on the frequency of stockholder advisory votes on executive compensation.

(e)            Proposal 5 - Approval of an amendment to the TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan to, among other things, increase the authorized shares issuable under the 2019 Plan by 3,500,000 shares and eliminate the “evergreen” provision. The Amendment No. 1 to the Company’s Amended and Restated 2019 Equity Incentive Plan was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,026,777	9,250,635	13,550	4,622,786

(f)            Proposal 6 - Approval of an amendment to the Fourth Amended and Restated Certificate of Incorporation. The amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain of the Company’s officers as permitted by Delaware law was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,844,107	5,411,255	35,600	4,622,786

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President, Chief Executive Officer and Director

Date: May 30, 2025